Exhibit 99.1

OppFi Appoints Pamela Johnson as Chief Financial Officer

CHICAGO, March 25, 2022— OppFi Inc. (NYSE: OPFI) (“OppFi” or the “Company”), a leading financial technology platform that powers banks to help the everyday consumer gain access to credit, today announced the appointment of Ms. Pamela (“Pam”) Johnson as the Company’s Chief Financial Officer.

Johnson joined OppFi as Chief Accounting Officer in 2021. Previously, she was Chief Financial Officer for more than 10 years at consumer finance companies Heights Finance Corporation and Pioneer Financial Services. Johnson also served nine years in accounting with a large, regional bank. She began her career in public accounting at KPMG.

Johnson will replace Mr. Shiven Shah, who served as the Company’s Chief Financial Officer for five years and helped bring OppFi to the public markets. Mr. Shah has agreed to serve in an advisory role through the end of the second quarter of 2022 to ensure a seamless transition.

“Pam has a proven track record within our industry and we believe her strategic and financial leadership experience will be highly valuable to OppFi in her new role as Chief Financial Officer as we continue on our mission for financial inclusion,” said Todd Schwartz, Executive Chairman and Chief Executive Officer of OppFi. “During the past year, Pam has been instrumental leading and building our accounting department.”

“Shiven’s contributions to OppFi have been immeasurable, during a time of exceptional growth and our listing on the NYSE,” continued Schwartz. “Shiven has been a trusted partner and friend of the Company for the past five years, and we are fortunate to have had him leading the finance organization at OppFi. We wish him much success in his future endeavors.”

“I want to sincerely thank the Schwartz family for their confidence in me to be a part of this incredible journey during the past five years,” said Shah. “I remain very excited about OppFi’s future and will continue to be a long-term supporter of the Company. Having partnered closely with Pam during the past year, I have full confidence that she will successfully lead the Company’s finance organization in its next chapter.”

About OppFi

OppFi (NYSE: OPFI) is a leading financial technology platform that powers banks to help the everyday consumer gain access to credit. Through its unwavering commitment to customer service, OppFi helps consumers who are turned away by mainstream options build better financial health. The Company has been an Inc. 5000 company for six straight years, a three-time Deloitte’s Technology Fast 500™, and the seventh fastest-growing company in Chicagoland in 2021 by Crain’s Chicago Business. The Company was listed on the Forbes America 2021 list of America’s Best Startup Employers and Built In’s 2022 Best Places to Work in Chicago. OppFi maintains an A+ rating from the Better Business Bureau (BBB) and maintains a 4.8/5 star rating with more than 19,000 online customer reviews, making it one of the top customer-rated financial platforms online. For more information, please visit oppfi.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities ExchangeAct of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations with respect to the future performance of OppFi’s platform and OppFi’s expectations for its growth. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on OppFi’s business; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; the risk that the business combination disrupts current plans and operations; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; concentration risk; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Investor Relations: investors@oppfi.com

Media Relations: media@oppfi.com